	Exhibit 3: Operating Results by Business Unit and Country in Ch$ millions
	(Tree Months Ended on March 31)

	Year to Date 2003							Year to Date 2004

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons (Thrid parties)	3,922	7,161	0	172	1,764	0	13,019	4,163	6,590	0	530	3,849	0	15,132
Tons (Intercompany)	1,965	326	0	10	2,547	(4,848)	0	1,475	420	0	0	1,927	(3,822)	0
Tons (Total)	5,887	7,487	0	182	4,311	(4,848)	13,019	5,638	7,010	0	530	5,776	(3,822)	15,132
Kms.	0	0	1,614	0	0	0	1,614	0	0	0	0	0	0	0

Ch$ million
Revenues (Thrid parties)	7,585	16,189	74	394	5,314	0	29,556	9,340	16,964	0	1,088	10,399	0	37,791
Revenues (Intercompany)	2,815	627	0	24	3,344	(6,810)	0	2,895	999	0	3	3,517	(7,414)	0
Total revenues	10,400	16,816	74	418	8,658	(6,810)	29,556	12,235	17,963	0	1,091	13,916	(7,414)	37,791
COGS	(10,019)	(15,358)	(247)	(332)	(7,815)	6,653	(27,118)	(11,244)	(15,450)	0	(963)	(12,109)	6,792	(32,974)
Gross Income	381	1,458	(173)	86	843	(157)	2,438	991	2,513	0	128	1,807	(622)	4,817
Gross Margin	3.7%	8.7%	-233.8%	20.6%	9.7%		8.2%	8.1%	14.0%		11.7%	13.0%		12.7%
SG&A	(722)	(881)	(235)	(95)	(514)	(338)	(2,785)	(694)	(1,481)	0	(74)	(558)	(232)	(3,039)
Operating Income	(341)	577	(408)	(9)	329	(495)	(347)	297	1,032	0	54	1,249	(854)	1,778
Operating Margin	-3.3%	3.4%	-551.4%	-2.2%	3.8%		-1.2%	2.4%	5.7%		4.9%	9.0%		4.7%
EBITDA	69	1,607	(257)	(9)	621	(501)	1,530	686	1,922	0	54	1,497	(877)	3,282

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Tons (Thrid parties)	6,446	373	931			0	7,750	6,598	690	554			0	7,842
Tons (Intercompany)	270	0	24			(294)	0	586	37	48			(671)	0
Tons (Total)	6,716	373	955			(294)	7,750	7,184	727	602			(671)	7,842

Ch$ million
Revenues (Thrid parties)	11,930	811	2,182			0	14,923	16,244	1,572	1,317			0	19,133
Revenues (Intercompany)	926	0	34			(960)	0	1,820	87	241			(2,148)	0
Total revenues	12,856	811	2,216			(960)	14,923	18,064	1,659	1,558			(2,148)	19,133
COGS	(10,881)	(705)	(1,957)			925	(12,618)	(15,019)	(1,361)	(1,605)			1,959	(16,026)
Gross Income	1,975	106	259			(35)	2,305	3,045	298	(47)			(189)	3,107
Gross Margin	15.4%	13.1%	11.7%				15.4%	16.9%	18.0%	-3.0%				16.2%
SG&A	(750)	(152)	(174)			(108)	(1,184)	(743)	(144)	(108)			(59)	(1,054)
Operating Income	1,225	(46)	85			(143)	1,121	2,302	154	(155)			(248)	2,053
Operating Margin	9.5%	-5.7%	3.8%				7.5%	12.7%	9.3%	-9.9%				10.7%
EBITDA	1,735	(43)	188			(179)	1,701	2,801	195	(28)			(306)	2,662

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Tons (Thrid parties)	2,485	915				0	3,400	2,640	955				0	3,595
Tons (Intercompany)	0	0				0	0	0	0				0	0
Tons (Total)	2,485	915				0	3,400	2,640	955				0	3,595

Ch$ million
Revenues (Thrid parties)	7,310	2,905				0	10,215	7,486	2,630				0	10,116
Revenues (Intercompany)	0	0				0	0	0	0				0	0
Total revenues	7,310	2,905				0	10,215	7,486	2,630				0	10,116
COGS	(6,380)	(2,551)				(1)	(8,932)	(6,237)	(2,255)				0	(8,492)
Gross Income	930	354				(1)	1,283	1,249	375				0	1,624
Gross Margin	12.7%	12.2%					12.6%	16.7%	14.3%					16.1%
SG&A	(459)	(181)				(119)	(759)	(540)	(180)				(80)	(800)
Operating Income	471	173				(120)	524	709	195				(80)	824
Operating Margin	6.4%	6.0%					5.1%	9.5%	7.4%					8.1%
EBITDA	765	457				(118)	1,104	1,013	431				(80)	1,364

							Aluminum Profiles							Aluminum Profiles
Tons (Thrid parties)							2,463							2,643
Tons (Intercompany)							0							0
Tons (Total)							2,463							2,643

Ch$ million
Revenues (Thrid parties)							7,289							6,829
Revenues (Intercompany)							0							0
Total revenues							7,289							6,829
COGS							(5,534)							(4,764)
Gross Income							1,755							2,065
Gross Margin							24.1%							30.2%
SG&A							(890)							(803)
Operating Income							865							1,262
Operating Margin							11.9%							18.5%
EBITDA							1,015							1,425

Última actualización 12/05/2004